                          MORTGAGE LOAN SALE AGREEMENT


         THIS MORTGAGE LOAN SALE AGREEMENT (this "Agreement"), made as of June 1, 1998, by and between National Mortgage Corporation, a Colorado corporation ("NMC" or the "Seller"), and Fund America Investors Corporation II, a Delaware corporation ("FAIC II"), recites and provides as follows:

                                    RECITALS

                  1. Schedule I attached hereto (the "Mortgage Loan Schedule") and made a part hereof lists adjustable-rate mortgage loans secured by first liens on real properties (the "Mortgage Loans"). The Mortgage Loans are currently owned by the Seller and the Seller desires to sell such Mortgage Loans to FAIC II.

                  2. FAIC II desires to purchase the Mortgage Loans and intends immediately after its purchase to transfer the Mortgage Loans to Fund America Investors Trust 1998-NMC1 (the "Issuer"), which will be formed pursuant to the terms of a deposit trust agreement (the "Trust Agreement"), dated as of June 1, 1998, by and between FAIC II, as depositor, and Wilmington Trust Company, as trustee (the "Owner Trustee").

                  3. The Issuer will in turn pledge the Mortgage Loans to Norwest Bank Minnesota, National Association, as trustee (the "Indenture Trustee"), under an indenture to be dated as of June 1, 1998 (the "Indenture"), by and between the Issuer and the Indenture Trustee, pursuant to which the Issuer's Collateralized Mortgage Obligations, Series 1998-NMC1, which will consist of four classes of bonds (collectively, the "Bonds"), designated as the Class A Bonds, the Class M-1 Bonds, the Class M-2 Bonds, and the Class M-3 Bonds, will be issued.

                  4. The Bonds shall be sold pursuant to an underwriting agreement dated as of June 24, 1998 (the "Underwriting Agreement"), between Salomon Brothers Inc ("Salomon" or the "Underwriter") and FAIC II, and will be offered publicly for sale by the Underwriter pursuant to a prospectus supplement dated June 24, 1998 (the "Prospectus Supplement"), and the related prospectus, dated June 24, 1998 (together with the Prospectus Supplement, the "Prospectus").

                  5. The certificates of beneficial ownership of the Issuer (the "Trust Certificates") will be transferred by FAIC II to National Mortgage Finance Corporation, a Colorado corporation ("NMFC"), that is a wholly-owned subsidiary of the Seller, which intends to hold such Trust Certificates.

                  6. Capitalized terms used and not defined herein shall have the meanings assigned to them in Exhibit C attached hereto or, if not defined therein, in the Indenture.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the above premises, the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Sale and Purchase.

         (a) Subject to the terms and conditions of this Agreement, the Seller agrees to sell, and FAIC II agrees to purchase, on the date of the issuance of the Bonds (the "Closing Date"), which is expected to be on or about June 29, 1998, Mortgage Loans having an aggregate principal balance of $243,841,234 as of the close of business on June 1, 1998 (the "Cut-off Date").

         (b) The Seller has prepared, or provided information to FAIC II enabling it to prepare, the schedule attached hereto as Schedule I identifying all of the Mortgage Loans to be purchased by FAIC II on the Closing Date and describing such Mortgage Loans. The Seller shall, with FAIC II's consent, amend or modify, or provide information to FAIC II enabling it to amend or modify,
Schedule I on or prior to the Closing Date if necessary to reflect the inclusion of additional Mortgage Loans and the withdrawal of certain of the Mortgage Loans currently listed on the attached Schedule I. Schedule I, as so amended or modified (the "Mortgage Loan Schedule"), shall conform to the requirements of FAIC II as set forth in this Agreement and shall be used as the definitive mortgage loan schedule attached as an exhibit to the Indenture identifying all of the Mortgage Loans actually transferred by the Seller and accepted by FAIC II on the Closing Date.

         (c) The sale of the Mortgage Loans shall be effected pursuant to the Bill of Sale substantially in the form attached hereto as Exhibit A (the "Bill of Sale").

         SECTION 2.  Pool Purchase Price.

         (a) On the Closing Date, as full consideration for the Seller's sale of the Mortgage Loans to FAIC II, FAIC II will (1) pay to the Seller cash in immediately available funds equal to the proceeds of the sale of the Bonds by the Issuer, net of underwriting discounts and the Issuance Fee described in
Section 10 below, and (2) transfer the Trust Certificates to NMFC, as the Seller's designee (collectively, the "Pool Purchase Price").

         (b) FAIC II or any assignee or transferee of FAIC II (which will include the Issuer and the Indenture Trustee) shall be entitled to all Monthly Payments due after the Cut-off Date and all Principal Prepayments and other unscheduled collections of principal collected in respect of the Mortgage Loans on or after the Cut-off Date. All Monthly Payments due on or before the Cut-off Date and collected on or after the Cut-off Date shall belong to the Seller.

         (c) Pursuant to the Trust Agreement, FAIC II will transfer and assign all of its right, title and interest in and to the Mortgage Loans to the Issuer, which will in turn pledge all of its right, title and interest in and to the Mortgage Loans to the Indenture Trustee pursuant to the Indenture for the benefit of the holders of the Bonds.



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

         SECTION 3.  Transfer of the Mortgage Loans.

         (a) Transfer of Ownership. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Loan and the related Mortgage Loan Documents shall be vested in FAIC II, and the ownership of all other records and documents with respect to any Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in FAIC II upon such preparation or possession. The Seller shall promptly deliver to the Indenture Trustee any documents that come into its possession with respect to the Mortgage Loans following the sale of the Mortgage Loans to FAIC II. Prior to such delivery, the Seller shall hold any such documents for the benefit of FAIC II, its successors and assigns.

         All documents with respect to any Mortgage Loan in the possession of NMC following the execution by NMC of the Servicing Agreement shall be held by NMC, in its capacity as Servicer, as bailee and agent for FAIC II, its successors and assigns (including particularly the Issuer and the Indenture Trustee), and shall only be released in accordance with the terms of the Servicing Agreement.

         (b) Delivery of Mortgage Loan Files. Not later than two Business Days prior to the Closing Date, the Seller shall deliver to the Indenture Trustee each of the Mortgage Loan Documents required to be included in the Mortgage File for each Mortgage Loan. The Mortgage Note for each Mortgage Loan shall be endorsed without recourse to the Indenture Trustee and the Mortgage for each Mortgage Loan shall be assigned to the Indenture Trustee. Each endorsement of a Mortgage Note to the Indenture Trustee shall be in the following form:


                                WITHOUT RECOURSE,
                               PAY TO THE ORDER OF
                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   AS TRUSTEE


         Each assignment of a Mortgage relating to a Mortgage Loan shall be made to "NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE under an Indenture w/Fund America Investors Trust 1998-NMC1 dated as of June 1, 1998."

         The Seller shall deliver the Mortgage Notes and the assignments of Mortgage in recordable form to the Indenture Trustee endorsed and assigned in blank, and the Indenture Trustee shall fill in the endorsements and assignments as specified above by stamp. The Indenture Trustee shall return the completed assignments of Mortgage to the Seller as soon as possible after the Closing Date so the Seller can send them out for recording.

         Prior to the transfer and sale of the Mortgage Loans pursuant to this Agreement, all Mortgage Loan Documents delivered to the Indenture Trustee shall be held by the Indenture Trustee for the benefit of the Seller, and the possession by the Indenture Trustee of such Mortgage Loan Documents will be at the will of the Seller and will be in a custodial capacity only. Following the transfer and sale of the Mortgage Loans from the Seller to FAIC II in accordance with the terms



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

and upon satisfaction of the conditions of this Agreement and until transfer of the Mortgage Loans to the Issuer, the Indenture Trustee will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of FAIC II, as its agent and bailee. The Indenture Trustee will act on FAIC II's behalf as a custodian for the receipt and custody of all Mortgage Files during the period described in the preceding sentence and, after the transfer of the Mortgage Loans from FAIC II to the Issuer, the Indenture Trustee will hold all Mortgage Loan Documents delivered to it hereunder as the agent of and custodian for the Issuer until the Mortgage Loans are pledged by the Issuer to the Indenture Trustee.

         (c) Examination of Mortgage Loan Documents; Acceptance of Mortgage Loans. Prior to the Closing Date, the Seller shall either (1) deliver to FAIC II or its designee in escrow, for examination, the Mortgage Loan Documents pertaining to each Mortgage Loan, or (2) make such Mortgage Loan Documents available to FAIC II or its designee for examination at the Seller's offices or at such other place as the Seller shall specify. FAIC II, the Issuer, the Indenture Trustee, or a designee of any such entity may review the Mortgage Loan Documents.

         Prior to the Closing Date, the Indenture Trustee shall review the documents delivered pursuant to Section 3(b) hereof as provided in Section 6.15(a) of the Indenture. An additional review shall be conducted by the Indenture Trustee prior to the first anniversary of the Closing Date as provided in Section 6.15(b) of the Indenture. If at any time FAIC II or the Indenture Trustee discovers or receives notice that any Mortgage Loan Document is missing or defective in any material respect with respect to any Mortgage Loan, or that there exists any material discrepancy between the Mortgage Loan Documents and the Mortgage Loan Schedule, it shall promptly notify the Seller in writing thereof. Upon its receipt of notice of such incompleteness, defect or discrepancy, the Seller shall cure, repurchase or substitute for the affected Mortgage Loan to the extent provided in Section 7(b) hereof. At the time of any such repurchase or substitution, the Indenture Trustee shall release documents in its possession relating to such Mortgage Loan to the Seller. The fact that FAIC II, the Indenture Trustee or a designee of either entity has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Documents shall not affect the rights of FAIC II, the Indenture Trustee (or any assignee or successor of either of them) to demand repurchase or other relief as provided herein.

         (d) Recordation of Assignments of Mortgage. Subject to the sale of the Mortgage Loans by the Seller to FAIC II in accordance with the terms of this Agreement, FAIC II hereby authorizes and instructs the Seller, and the Seller hereby agrees, to record (or to cause one of its affiliates to record) all assignments with respect to each Mortgage Loan required to be contained in the Mortgage File pursuant to the Indenture in the public recording office for the jurisdiction in which the related Mortgaged Property is located. All recording fees relating to the recordation of the assignments as described above shall be paid by the Seller or an affiliate of the Seller. Such assignments with respect to each Mortgage Loan must be delivered to the recording office of the appropriate jurisdiction within 60 days after the Closing Date, and the failure of the related assignment to contain evidence of recording thereon within one year after the Closing Date will constitute a defect for purposes of Section 7 below.



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

         SECTION 4.  Representations and Warranties of the Seller.

         (a) The Seller hereby represents and warrants to FAIC II as of the date of this Agreement, or as of such other date as is specifically provided, as follows:

                  (1) The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Colorado and is duly qualified to do business and in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties (except where the failure so to qualify would not have a material adverse effect on the Seller). The Seller has the full power and authority (corporate and other) to own its properties and conduct its business as its business is presently conducted.

                  (2) The Seller has the full power, authority and legal right to transfer and convey the Mortgage Loans to FAIC II, and has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                  (3) This Agreement has been duly and validly authorized, executed and delivered by the Seller and (assuming the due authorization, execution and delivery hereof by FAIC II) constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

                  (4) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Seller with this Agreement or the consummation by the Seller of any other transaction contemplated hereby.

                  (5) Neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions herein contemplated, nor compliance with the provisions hereof by the Seller, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the Seller's articles of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Seller or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which the Seller is bound or (B) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon any of the Seller's properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

                  (6) The Seller is not, and with passage of time does not expect to become, insolvent or bankrupt.



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


                  (7) There are no actions, suits, proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller that should reasonably be expected to affect adversely the transfer of the Mortgage Loans, the issuance of the Bonds, or the execution, delivery, performance or enforceability of this Agreement or have a material adverse effect on the financial condition of the Seller.

                  (8) The Seller is, and, immediately prior to the sale of the Mortgage Loans to FAIC II, the Seller will be, the sole owner of, and will have good, indefeasible and marketable title to, the Mortgage Loans, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released prior to or concurrently with the purchase of the Mortgage Loans by FAIC II. Following the sale of the Mortgage Loans, FAIC II or the Issuer as FAIC II's transferee will own such Mortgage Loans, free and clear of any prior lien, mortgage, security interest, pledge, charge or other encumbrance (assuming that an Assignment of the related Mortgage from the Seller to FAIC II, or its designee, is recorded), except the lien created by the Indenture.

         (b)

                  (1) As to each Mortgage Loan, the Seller hereby represents and warrants to FAIC II as of the date of this Agreement, or as of such other date as is specifically provided, that each representation and warranty set forth in Exhibit B hereto is true and correct.

                  (2) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to FAIC II.

                  (3) With respect to each Mortgage Loan, the Seller is in possession of each of the Mortgage Loan Documents required to be included in the related Mortgage File (except to the extent such Mortgage File has been delivered to the Indenture Trustee as described in this Agreement).

                  (4) The transfer, assignment and conveyance of the Mortgage Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (5) The Seller used no adverse selection procedures in selecting the Mortgage Loans that identified the Mortgage Loans as being less desirable or valuable than other mortgage loans in its portfolio as to which the representations and warranties required by this Agreement could truthfully be made. The Mortgage Loans are representative of the Seller's portfolio of adjustable-rate residential mortgage loans.

                  (6) The description of those Mortgage Loans set forth in the Prospectus Supplement under the heading "Description of the Mortgage Pool" does not contain any untrue statement of any material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.



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

                  (7) The information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects in the case of each Mortgage Loan, as of its respective Cut-off Date.

                  (8) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

                  (9) The Seller is solvent, and the sale of the Mortgage Loans as contemplated hereby will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors.

                  (10) The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loans sold pursuant to this Agreement (except such rights as are entailed in its serving as the Servicer of the Mortgage Loans under the Servicing Agreement). After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loans (except such rights as are entailed in its serving as the Servicer of the Mortgage Loans under the Servicing Agreement), and the Seller will have no right or obligation to repurchase any Mortgage Loan or substitute another mortgage loan for any Mortgage Loan sold hereunder, except as provided in Sections 3 and 7 hereof.

         SECTION 5. Representations and Warranties of FAIC II. FAIC II hereby represents and warrants to the Seller as of the date of this Agreement, or as of such other date as is specifically provided, as follows:

         (a) FAIC II is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         (b) FAIC II has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

         (c) This Agreement has been duly and validly authorized, executed and delivered by FAIC II, and (assuming the due authorization, execution and delivery hereof by the Seller) constitutes the valid, legal and binding agreement of FAIC II, enforceable against FAIC II in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

         (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required, for the execution, delivery and performance of or compliance by FAIC II with this Agreement or the consummation by FAIC II of any other transaction contemplated hereby.



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

         (e) Neither the execution and delivery of this Agreement by FAIC II, nor the consummation by FAIC II of the transactions hereby contemplated, nor compliance with the provisions hereof by FAIC II, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of FAIC II's certificate of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on FAIC II or any of its properties, or any of the provisions of any contract or other instrument to which FAIC II is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Bonds.

         (f) There are no actions, suits, proceedings or investigations pending or, to FAIC II's knowledge, threatened against FAIC II that should reasonably be expected to affect adversely the execution, delivery, performance or enforceability of this Agreement or have a material adverse effect on the financial condition of FAIC II.

         SECTION 6. Covenants of the Seller. The Seller hereby covenants to FAIC II as follows:

         (a) On or before the Closing Date, the Seller shall execute and deliver a Secretary's or Assistant Secretary's Certificate evidencing the Seller's authority to enter into the transactions contemplated by this Agreement.

         (b) On or before the Closing Date, the Seller shall take all steps reasonably required of it to effect the transfer of the Mortgage Loans to the Issuer and the pledge of the Mortgage Loans to the Indenture Trustee, free and clear of any lien, charge, or encumbrance except the lien evidenced by the Indenture.

         (c) The Seller shall use its best efforts to make available to counsel for FAIC II in executed form each of the Closing Documents (as defined in Section 9(b) below) on or before the Closing Date, it being understood that such documents are to be released and delivered only on the closing of the transaction contemplated hereby and the sale of the Bonds.

         (d) In the event the Seller fails to take all actions necessary to effect the conveyance of the Mortgage Loans to FAIC II on or before the Closing Date as contemplated hereby, the Seller hereby constitutes and appoints FAIC II and its officers and representatives as the Seller's true and lawful attorneys-in-fact to do all acts and transactions and to execute and deliver all agreements, documents, instruments and papers by and on behalf of the Seller as may be necessary to consummate the transfer of the Mortgage Loans to FAIC II. The foregoing grant of authority shall be deemed to be irrevocable and a power coupled with an interest.

         (e) Other than general solicitations, the Seller shall not solicit any Mortgagor to refinance its Mortgage Loan until the earlier of (i) the expiration of the period, if any, in which a prepayment penalty is required to be paid or
(ii) receiving evidence that the Mortgagor intends to refinance its Mortgage
Loan.

         (f) The Seller will use its best efforts to qualify and remain qualified as a real estate investment trust ("REIT") under Section 856 of the Code and to cause any subsidiary owning interests in the Issuer to be a "qualified REIT subsidiary" (as defined in Section 856(i) of the Code).



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The Seller agrees to transfer the Trust Certificates to another REIT by December
31, 1998 if it is unable to complete an initial public offering in 1998.

         SECTION 7.  Repurchase Obligations.

         (a) Each of the representations and warranties made by the Seller herein shall survive the purchase by FAIC II of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Trust Agreement or the Indenture. The Seller's representations and warranties shall not be impaired by any review or examination of Mortgage Loan Documents or other documents evidencing or relating to the Mortgage Loans or any failure on the part of FAIC II to review or examine such documents and shall inure to the benefit of the Issuer and the Indenture Trustee (as the assignees of FAIC II) for the benefit of the Bondholders. With respect to the representations and warranties contained herein that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by either the Seller, FAIC II, or the Indenture Trustee that the substance of any such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take action in accordance with the following paragraph in respect of such Mortgage Loan.

         (b) Upon discovery or receipt of notice by the Seller, FAIC II or the Indenture Trustee of any missing or materially defective document in any Mortgage File, a breach of any of the representations and warranties set forth in Section 4 hereof or in Exhibit B hereto, or a default in the performance of any of the covenants or other obligations of the Seller under this Agreement, that in any of the foregoing cases materially and adversely affects the value of any Mortgage Loan or the interest therein of FAIC II, the Issuer, the Indenture Trustee or the Bondholders, the party discovering or receiving notice of the missing or materially defective document, breach, or default shall give prompt written notice to the other parties and to the Underwriter. Upon its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation and warranty or covenant, the Seller shall, within 60 days after such discovery or receipt of such notice, either (i) cure such defect or breach in all material respects, or (ii) either repurchase the affected Mortgage Loan at the Purchase Price therefor or substitute one or more Qualified Replacement Mortgage Loans for the related Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Mortgage Loan from the terms of this Agreement, the Trust Agreement and the Indenture and the addition, if any, of any Qualified Replacement Mortgage Loan(s). In order to effect a substitution pursuant to this
Section 7(b), the Seller will deliver to the Indenture Trustee (i) each of the Mortgage Loan Documents required to be contained in the Mortgage File with respect to the Qualified Replacement Mortgage Loan(s) and (ii) if the aggregate Principal Balance on the date of substitution of the Qualified Replacement Mortgage Loan(s) is less than the Principal Balance of the replaced Mortgage Loan (after application of Monthly Payments due in the month of substitution), cash in an amount equal to such shortfall plus 30 days' interest at the Mortgage Interest Rate on the amount of such shortfall. The Indenture


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

Trustee shall deposit any such cash into the Bond Account. Any repurchase of a Mortgage Loan pursuant to this Section 7(b) shall be accomplished by the delivery to the Indenture Trustee, on (or determined as of) the last day of the calendar month in which such repurchase is made, of the Purchase Price for such Mortgage Loan (such delivery may be made on or before the Deposit Date in the month following such calendar month).

         (c) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a Mortgage Loan and to indemnify FAIC II as provided in Section 8 of this Agreement constitute the sole remedies of FAIC II, the Issuer and the Indenture Trustee against the Seller with respect to a missing or materially defective document in any Mortgage File, a breach of representations and warranties of the Seller set forth in Section 4 hereof or in Exhibit B hereto, or a default in the performance by the Seller of any of its covenants or other obligations under this Agreement.

         SECTION 8.  Indemnification.

         (a) In the event the Seller breaches its representations, warranties, covenants or obligations set forth herein, the Seller shall indemnify and hold harmless FAIC II (and its assignees in accordance with Section 17 hereof) (the "Indemnified Parties") from and against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach. Promptly after receipt by an Indemnified Party of notice of the commencement of any such action, such Indemnified Party will notify the Seller in writing of the commencement thereof if a claim in respect of such action is to be made against the Seller under this
Section 8, but the omission so to notify the Seller will not relieve the Seller from any liability hereunder unless such omission materially prejudices the rights and positions of the Seller. If any such action is brought against an Indemnified Party, and it notifies the Seller of the commencement thereof, the Seller will be entitled to participate therein, and to assume the defense thereof, with counsel selected by the Seller and reasonably satisfactory to such Indemnified Party, and after notice from the Seller to the Indemnified Party of its election so to assume the defense thereof, the Seller will not be liable to the Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of such action; provided, however, that this sentence shall not be in effect if
(1) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (2) the Seller shall have authorized the employment of counsel for the Indemnified Party at the expense of the Seller. If the Seller assumes the defense of any such proceeding, it shall be entitled to settle such proceeding with the consent of any Indemnified Party that is also subject to such proceeding or, if such settlement provides for release of any such Indemnified Party in connection with all matters relating to the proceeding which have been asserted against such Indemnified Party in such proceeding by the other parties to such settlement, without the consent of such Indemnified Party.

         (b) The Seller shall reimburse the Underwriter upon demand for all amounts otherwise payable by FAIC II pursuant to the indemnification provisions in the Underwriting Agreement, in the event that any breach referred to in the preceding paragraph or any of the following results in the inability of the parties hereto to consummate the transactions contemplated herein: (1) failure to obtain any consent or authorization, if any, required under federal or applicable state law for the



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

Seller to perform the transactions contemplated herein; or (2) the Seller's failure to perform any of the obligations of the Seller under Section 9(a), (b),
(c) or (d) hereof.

         (c) In the event of a breach by the Underwriter of its obligation to purchase the Bonds pursuant to the Underwriting Agreement, subject to payment in full of the Issuance Fee (as defined in Section 10 below) to FAIC II, FAIC II hereby assigns to the Seller any and all rights of action or other claims FAIC II may have against the Underwriter pursuant to the Underwriting Agreement (other than FAIC II's right to receive payment due FAIC II from the Underwriter for FAIC II's expenses related to the proposed issuance of the Bonds); provided, however, that FAIC II expressly reserves, and does not hereby assign, its rights to indemnification and contribution under the Underwriting Agreement and any other rights to indemnification or contribution it may have at law or in equity.

         SECTION 9. Conditions to Obligation of FAIC II. The obligation of FAIC II hereunder to purchase the Mortgage Loans is subject to the following conditions:

         (a) The accuracy in all material respects of all of the representations and warranties of the Seller under this Agreement and the non-occurrence of any event which, with notice or the passage of time, would constitute a default under this Agreement;

         (b) FAIC II shall have received, or FAIC II's attorneys shall have received, in escrow (to be released from escrow at the time of closing), the following documents (collectively, the "Closing Documents") in such forms as are agreed upon and acceptable to FAIC II, duly executed by all signatories other than FAIC II as required pursuant to the respective terms thereof:

                           (i) A Bill of Sale substantially in the form of Exhibit A hereto;

                           (ii) An opinion of counsel for the Seller as to various corporate matters and such other opinions of counsel as are necessary in order to obtain the ratings set forth in
                  Section 9(f) below, each of which shall be acceptable to FAIC II, its counsel, the Seller, its counsel, and Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and together with Fitch, the "Rating Agencies") (it being understood that such opinions shall expressly provide that the Indenture Trustee shall be entitled to rely on such opinions of counsel); and

                           (iii) From Deloitte & Touche LLP, certified public
                  accountants, comfort letters as required by the Underwriting Agreement;

         (c) The Seller shall have delivered to the Indenture Trustee, in escrow, all documents required to be delivered hereunder and shall have released its interest therein to FAIC II or its designee;

         (d) Compliance by the Seller with all other terms and conditions of this Agreement;

         (e) The purchase by the Underwriter of the Bonds pursuant to the terms of the Underwriting Agreement; and

         (f) The receipt of written confirmation from Fitch and S&P that they have assigned the Class A Bonds a rating of "AAA", the Class M-1 Bonds a rating of at least "AA" and the Class M-2 Bonds a rating of at least "A", and written confirmation from Fitch that it has assigned the Class M-3 Bonds a rating of at least "BBB".

         SECTION 10. Fees and Deposits. The Seller shall be responsible for payment of (1) all fees and expenses of accountants, printers, the Owner Trustee and the Indenture Trustee in connection with the issuance of the Bonds, including the fees of their respective attorneys, including such fees and expenses associated with loan file due diligence review, (2) the fees incurred by FAIC II in connection with the establishment of the registration statement with respect to the Bonds, including fees payable to the Securities and Exchange Commission with respect to the Bonds and FAIC II's related fees and expenses for attorneys and accountants, (3) the fees and expenses payable to the Rating Agencies for their initial ratings of the Bonds, including the fees of their respective attorneys, and (4) the payment of an issuance fee (the "Issuance Fee") of $75,000 to FAIC II for the use of its services in connection with the issuance of the Bonds. In addition, the Seller shall pay the fees and expenses of its and FAIC II's attorneys and accountants in connection with the issuance of the Bonds.

         SECTION 11. Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described in the Mortgage Loan Schedule are mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the Closing Date and that an award of money damages would be insufficient to compensate FAIC II for the losses and damages that would be incurred by FAIC II in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to FAIC II a first lien on and a continuing first priority security interest in each Mortgage Loan and each document and instrument evidencing each Mortgage Loan to secure the performance by the Seller of its obligation to deliver such Mortgage Loans hereunder. All rights and remedies of FAIC II under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity, and all such rights and remedies may be exercised concurrently, independently or successively.

         SECTION 12. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, to the following:

                  a.       If to FAIC II:

                           Fund America Investors Corporation II
                           Plaza Tower One, Suite 1200
                           6400 South Fiddler's Green Circle
                           Englewood, Colorado  80111
                           Attention:       Peter Lang
                           Telecopy:        (303) 741-6944

                           with a copy, given in the manner
                           prescribed above, to:

                           Howard J. Glicksman, Esquire
                           Plaza Tower One, Suite 1200
                           6400 South Fiddler's Green Circle
                           Englewood, Colorado  80111
                           Telecopy:        (303) 741-2630

                  b.       If to the Seller:

                           National Mortgage Corporation
                           Harlequin Plaza, Suite 330 S
                           7600 East Orchard Road
                           Englewood, Colorado  80111-4943
                           Telecopy:        (303) 741-8131
                           Attention:       Kevin J. Nystrom

                           with a copy, given in the manner
                           prescribed above, to:

                           Howard J. Glicksman, Esquire
                           Plaza Tower One, Suite 1200
                           6400 South Fiddler's Green Circle
                           Englewood, Colorado  80111
                           Telecopy:        (303) 741-2630

         Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 12 for the giving of notice.

         SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant contained in this Agreement that is prohibited or unenforceable or that is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

         SECTION 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY NEW YORK OR OTHER CONFLICT OF LAWS PROVISION TO THE CONTRARY.

         SECTION 15. Agreement of the Seller. The Seller agrees to execute and deliver such instruments and take such actions as FAIC II, the Issuer or the Indenture Trustee may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including, without limitation, the execution and filing of any UCC financing statements to evidence the interests of FAIC II and any of its transferees in the Mortgage Loans and other assets pledged to the Indenture Trustee.

         SECTION 16. Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to have been relied upon by FAIC II, notwithstanding any investigation heretofore or hereafter made by FAIC II or on FAIC II's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

         SECTION 17. Assignment; Third Party Beneficiaries. The Seller hereby acknowledges that FAIC II will assign all its rights hereunder (except those rights set forth in Section 8(b) and Section 10 hereof) to the Issuer, which will in turn pledge all of the rights hereunder to the Indenture Trustee. The Seller agrees that, upon the execution of the Indenture, the Indenture Trustee will have all such rights and remedies provided to FAIC II hereunder (except those rights set forth in Section 8(b) and Section 10 hereof) and this Agreement will inure to the benefit of the Indenture Trustee for the benefit of the Bondholders.

         The Indenture Trustee shall constitute not only an assignee of FAIC II's rights in accordance with this Section 17 but also an intended third-party beneficiary of this Agreement to the extent necessary to enforce such rights and to obtain the benefit of such remedies.

         SECTION 18. Miscellaneous.

         (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

         (b) Any person into which the Seller may be merged or consolidated or any person resulting from a merger or consolidation involving the Seller or any person succeeding to the business of the Seller shall be considered the successor of the Seller hereunder, without the further act or consent of either party hereto. Except as provided above, this Agreement cannot be assigned, pledged or hypothecated by any party without the written consent of each other party to this Agreement.

         (c) This Agreement supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of the provisions of this Agreement.

         (d) FAIC II shall immediately deliver the Mortgage Loans and all related Mortgage Loan Documents to the Seller or the Seller's designee and any security interest created by Section 11 hereof shall be deemed to have been released if, on the Closing Date, each of the conditions set forth in Section 9 hereof shall not have been satisfied or waived.

         (e) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to FAIC II as contemplated by this Agreement be construed as a sale of the Mortgage Loans by the Seller to FAIC II. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to FAIC II or any assignee of FAIC II, including, but not limited to, the Indenture Trustee, to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties hereto, the Mortgage Loans are held to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the New York Uniform Commercial Code; (ii) the conveyance provided for herein shall be deemed to be a grant by the Seller to FAIC II of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities, or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Bond Account or the Collection Account, whether in the form of cash, instruments, securities or other property; (iii) the possession by FAIC II or its agents of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code, and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of FAIC II for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of FAIC II pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and FAIC II shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement and the Indenture.

         IN WITNESS WHEREOF, the Seller and FAIC II have caused this Mortgage Loan Sale Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                          NATIONAL MORTGAGE CORPORATION


                          By: /s/ Kevin J. Nystrom
                             --------------------------------

                          Name: Kevin J. Nystrom
                               ------------------------------

                          Title: Executive Vice President and
                                 Chief Financial Officer
                                -----------------------------


                          FUND AMERICA INVESTORS CORPORATION II


                          By: /s/ Peter R. Lang
                             --------------------------------

                          Name: Peter R. Lang
                               ------------------------------

                          Title: Vice President
                                -----------------------------

FOR THE LIMITED PURPOSE OF ACKNOWLEDGING ITS OBLIGATIONS UNDER SECTIONS 3 AND 7
HEREOF:

                          NORWEST BANK MINNESOTA, NATIONAL
                          ASSOCIATION, as Indenture Trustee


                          By: /s/ Peter J. Masterman
                             --------------------------------

                          Name: Peter J. Masterman
                               ------------------------------

                          Title: Vice President
                                -----------------------------

                                    EXHIBIT C

                                  DEFINED TERMS


       "Accepted Servicing Practices": With respect to any Mortgage Loan, written servicing procedures that the Seller would follow in servicing first lien residential mortgage loans held for its own account, which shall be consistent with mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type, as such Mortgage Loan.

         "Appraisal": A written appraisal of a Mortgaged Property made by an appraiser holding all state certifications or licenses provided by the state in which the Mortgaged Property is located, which appraisal must be written, in form and substance, to FDIC, FNMA and FHLMC standards, and must meet the appraisal standards of the Uniform Standards of Professional Appraisal Practice.

         "Appraised Value": With respect to any Mortgaged Property, the lesser of (a) the value thereof as determined by an Appraisal and (b) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the related Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, the Appraised Value of the Mortgaged Property shall be equal to the value thereof as determined by an Appraisal.

         "Bond Account": As defined in the Indenture.

         "Bondholder": As defined in the Indenture.

         "Collection Account": As defined in the Indenture.

         "Combined Loan-to-Value Ratio": As of any date for any Mortgage Loan with respect to which the related Mortgaged Property is subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, the fraction, expressed as a percentage, (a) the numerator of which is the sum of (1) the outstanding principal amount of the indebtedness secured by such subordinate lien, plus (2) the outstanding principal balance of the Mortgage Loan, and (b) the denominator of which is the Appraised Value of the related Mortgaged Property.

         "Escrow Payment": An amount escrowed by a mortgagor consisting of amounts necessary to pay taxes, assessments, hazard and flood insurance premiums and other similar payments anticipated to be made with respect to the related Mortgage Loan, which is to be held in escrow by the servicer of such Mortgage Loan for future payment on behalf of the related mortgagor.

         "Exception Loan": A Mortgage Loan originated or re-underwritten generally pursuant to, but which does not fully comply with, the Seller's underwriting guidelines, but as to which variances from such guidelines have been specifically approved by the Seller's chief credit officer or chief underwriter after making a determination that mitigating factors in respect thereof justified such approval.

         "Initial Appraisal": With respect to any Mortgage Loan, the Appraisal made for the Mortgage Loan's originator in connection with its origination, which must be included in the related Mortgage File.

         "Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan as of its date of origination, the ratio on such date borne by the outstanding principal amount of the Mortgage Loan to the Appraised Value of the related Mortgaged Property.

         "Monthly Payment": As defined in the Servicing Agreement.

         "Mortgage": With respect to a Mortgage Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing the related Mortgage Note which creates a valid and enforceable first lien on or first priority ownership interest in the related Mortgaged Property, subject only to Permitted Exceptions.

         "Mortgage File": As to each Mortgage Loan, a file containing all of the related Mortgage Loan Documents.

         "Mortgage Loan": Any of the mortgage loans identified on the Mortgage Loan Schedule.

         "Mortgage Loan Documents": With respect to each Mortgage Loan, the following documents:

         (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of Norwest Bank Minnesota, N.A., as Trustee, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form "[Last Endorsee], [formerly known as] or [doing business as] [previous name]").

         (b) The original of the guarantee executed in connection with the Mortgage Note (if any).

         (c) The original Mortgage with evidence of recording thereon, or a copy thereof together with an officer's certificate of NMC or of the title company, escrow company, or attorney that closed the related Mortgage Loan (the "Settlement Agent") certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgage Property is located.

         (d) The originals of all assumption, modification, consolidation or extension agreements (if any) with evidence of recording thereon, or copies thereof together with an officer's certificate of NMC or the Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

         (e) The original Assignment of Mortgage to Norwest Bank Minnesota, N.A., as Trustee, for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[Last Endorsee], [formerly known as] or [doing business as] [previous name]").

         (f) The originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or copies thereof together with an officer's certificate of NMC or the Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

         (g) The original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same (which may have been marked-up by the title company or its authorized agent), or the preliminary title report for appropriate jurisdictions.

         (h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

         (i) The original power of attorney or other authorizing instrument (if any) with evidence of recording thereon, if the Mortgage Note or Mortgage or any other material document relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor (or a copy thereof together with an officer's certificate of NMC or the Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located).

         "Mortgage Note": With respect to a Mortgage Loan, the note or other evidence of the indebtedness secured by the related Mortgage.

         "Mortgaged Property": With respect to a Mortgage Loan, the real property, together with the improvements thereon, subject to the lien of the related Mortgage.

         "Opinion of Counsel": A written opinion of counsel, which counsel is satisfactory to the Servicer and the Indenture Trustee. Whenever an Opinion of Counsel is required hereunder, the renderer of such Opinion may rely on other Opinions of Counsel. Any Opinion of Counsel relating to tax matters must be an opinion of independent counsel.

         "Permitted Exceptions": Any of the following encumbrances on a Mortgaged Property: (1) the lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of such Mortgage Loan; and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property.

         "Principal Balance:" As defined in the Indenture.

         "Principal Prepayment:" Any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds (as defined in the Indenture)) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that was accompanied by instructions from the related mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

         "Purchase Price": As defined in the Indenture.

         "Qualified Replacement Mortgage Loan": As defined in the Indenture.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "Servicer": NMC, or any successor thereto, in its capacity as servicer under the Servicing Agreement.

         "Servicing Agreement": The Servicing Agreement, dated as of June 1, 1998, among NMC, as servicer of the Mortgage Loans, the Issuer and the Indenture Trustee.

         "Six-Month LIBOR": For any Mortgage Loan as of an interest rate adjustment date for such loan, a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available (a) as of the first business day of the month immediately preceding the month in which the adjustment date occurs or (b) as of the date 45 days prior to the adjustment date.